*090204*

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske | 20190042873-46 |
| Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time<br>01/30/2019 11:11 AM |
| | Entity Number<br>E0495892009-5 |

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

**(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)**

1. Name of corporation:

Tundra Gold Corp

2. The articles have been amended as follows: (provide article numbers, if available)

Articles 1 and 3 are amended as follows:

1.The name of the corporation is ZYQC Group Holding Limited 3.(a)The maximum number of shares of all classes which the corporation is authorized to have outstanding is 100,000,000 shares all par value $.0001 per share and shared be comprised of 100,000,000 common stock and no preferred shares. The holders of common stock shall possess all voting rights and shall be entitled to all dividends and to distributions of the assets of the corporation upon dissolution. (b)The outstanding shares of common stock are hereby reclassified and reconstituted such that each 1,000 shares of common stock outstanding shall be and become one new share of common stock provided that (i) each shareholder of record or beneficial stockholder of record shall receive not less than 100 new shares and (i) any fractional shares shall be rounded up to the nearest whole share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 52

4. Effective date and time of filing: (optional) Date: 01/31/19 Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

**Signature of Officer**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

**ZYQC GROUP HOLDING LIMITED**
**Nevada Business Identification # NV20091445753**

**Expiration Date: September 30, 2019**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 31, 2019

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

***You may verify this license at www.nvsos.gov under the Nevada Business Search.***

**License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.**

**BARBARA K. CEGAVSKE**
*Secretary of State*

**KIMBERLEY PERONDI**
*Deputy Secretary for Commercial Recordings*

**STATE OF NEVADA**

**OFFICE OF THE SECRETARY OF STATE**

*Commercial Recordings Division*
*202 N. Carson Street*
*Carson City, NV 89701*
*Telephone (775) 684-5708*
*Fax (775) 684-7138*

*North Las Vegas City Hall*
*2250 Las Vegas Blvd North, Suite 400*
*North Las Vegas, NV 89030*
*Telephone (702) 486-2880*
*Fax (702) 486-2888*

# Business Entity - Filing Acknowledgement

09/04/2019

**Work Order Item Number:** W2019090302318-82708
**Filing Number:** 20190137785
**Filing Type:** Amendment After Issuance of Stock
**Filing Date/Time:** 9/3/2019 9:56:00 AM
**Filing Page(s):** 1

**Indexed Entity Information:**

**Entity ID:** E0495892009-5

**Entity Name:** ZYQC GROUP HOLDING LIMITED

**Entity Status:** Active

**Expiration Date:** None

Non-Commercial Registered Agent
EAD LAW GROUP
8275 S EASTERN AVE SUITE 200, LAS VEGAS, NV 89123, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

| Filed in the Office of | Business Number |
| --- | --- |
| Barbara K. Cegavske | E0495892009-5 |
| | Filing Number |
| | 20190137785 |
| Secretary | Filed On |
| State Of Nevada | 9/3/2019 9:56:00 AM |
| | Number of Pages |
| | 1 |

**BARBARA K. CEGAVSKE**
**Secretary of State**
**202 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

**USE BLACK INK ONLY - DO NOT HIGHLIGHT**

**ABOVE SPACE IS FOR OFFICE USE ONLY**

## Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

ZYQC Group Holding Limited

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3. Authorized Shares of Capital Stock shall be 1,000,000,000 shares, consisting of one class, Common Stock, par value $0.0001 per share.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 97.982%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

陈俊

**X**

**Signature of Officer**

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

Reset

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

## ZYQC GROUP HOLDING LIMITED

**Nevada Business Identification # NV20091445753**
**Expiration Date: 09/30/2019**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
**License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived**.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 09/04/2019.

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B20190904196909
You may verify this certificate
online at http://www.nvsos.gov